UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700 Seattle, WA		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry Into a Material Definitive Agreement.

On August 21, 2020, Accolade, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) to its existing Credit Agreement, dated as of July 19, 2019 (the “Credit Agreement”), with (a) Comerica Bank in its capacity as administrative agent and lender, and (b) Western Alliance Bank as a lender. Pursuant to the First Amendment, the parties agreed to amend (i) the definition of Eligible Monthly Recurring Revenue, (ii) the definition of Covenant Revenue and (ii) the Covenant Revenue levels, each as defined in the Credit Agreement.

The foregoing description of the material terms of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the First Amendment that is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1*	First Amendment to Credit Agreement dated August 21, 2020 by and among the Company, Comerica Bank and Western Alliance Bank.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: August 25, 2020
	By:	/s/ Stephen Barnes
Stephen Barnes
Chief Financial Officer